                                                                    EXHIBIT 12.1


                         IMPERIAL HOME DECOR GROUP INC.
                         ------------------------------
                               (FORMERLY KNOWN AS
                               ------------------
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.)
                   ------------------------------------------
          HISTORICAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          ------------------------------------------------------------
                                (IN MILLIONS)


IHDG

                                                                       YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------------------
                                                     1993              1994           1995             1996
                                                 ----------------------------------------------------------------

Income before taxes and cumulative
  effect of accounting changes..............     $        27.2    $        26.1    $        28.5    $        31.4
Plus: Fixed charges.........................               1.7              1.3              2.2              1.3
                                                 ----------------------------------------------------------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................     $        28.9    $        27.4    $        30.7    $        32.7
                                                 ================================================================
FIXED CHARGES:
Interest expense............................               0.0             (0.1)             0.9             (0.2)
One third of rental expense, representing
  interest portion..........................               1.7              1.4              1.3              1.5
                                                 ----------------------------------------------------------------
                                                 $         1.7    $         1.3    $         2.2    $         1.3
                                                 ================================================================
Ratio of Earnings to Fixed Charges..........              17.2             21.3             13.8             24.8

                                                     TWELVE            SIX
                                                     MONTHS           MONTHS
                                                     ENDED            ENDED
                                                   -------------- ------------
                                                   DECEMBER 31,      JUNE 27,
                                                      1997             1998
                                                   -------------- ------------

Income before taxes and cumulative
  effect of accounting changes..............       $       33.8   $      (22.4)
Plus: Fixed charges.........................                1.1           10.6
                                                   ------------   ------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................       $       34.9   $      (11.8)
                                                   ============   ============
FIXED CHARGES:
Interest expense............................               (0.4)           9.9
One third of rental expense, representing
  interest portion..........................                1.5            0.7
                                                   ------------   ------------
                                                   $        1.1   $       10.6
                                                   ============   ============
Ratio of Earnings to Fixed Charges..........               31.9            N/A


IMPERIAL



                                                               YEAR ENDED DECEMBER 31,
                                                 -----------------------------------------------------
                                                 JANUARY 29,   JANUARY 28,   JANUARY 27,   DECEMBER 28,
                                                       1994          1995          1996           1996
                                                 -----------------------------------------------------

Income before taxes and cumulative
  effect of accounting changes..............     $    (24.2)   $      0.2    $    (36.2)   $     (28.2)
Plus: Fixed charges.........................            5.6          10.1          14.6           10.5
                                                 -----------------------------------------------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................     $    (18.6)   $     10.3    $    (21.6)   $     (17.7)
                                                 =====================================================

Deficiency..................................          (24.2)                      (36.2)         (28.2)

FIXED CHARGES:
Interest expense............................            3.1           6.5           7.9            5.7
Loss on sale of receivables.................            0.0           1.3           4.3            2.6
One third of rental expense, representing
  interest portion..........................            2.5           2.3           2.4            2.2
                                                 -----------------------------------------------------
                                                 $      5.6    $     10.1    $     14.6    $      10.5
                                                 =====================================================

Ratio of Earnings to Fixed Charges..........        N/A           1.0           N/A           N/A

                                                     TWELVE
                                                     MONTHS
                                                     ENDED        (72 DAYS)
                                                 -------------------------
                                                   DECEMBER 31,   MARCH 13,
                                                      1997          1998
                                                 -------------------------

Income before taxes and cumulative
  effect of accounting changes..............       $     (27.6)   $  (10.3)
Plus: Fixed charges.........................               6.8         1.7
                                                 -------------------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................       $     (20.8)   $   (8.6)
                                                 =========================

Deficiency..................................             (27.6)      (10.3)

FIXED CHARGES:
Interest expense............................               4.6         1.3
Loss on sale of receivables.................               0.0         0.0
One third of rental expense, representing
  interest portion..........................               2.2         0.4
                                                 -------------------------
                                                   $       6.8    $    1.7
                                                 =========================

Ratio of Earnings to Fixed Charges..........          N/A           N/A

                         IMPERIAL HOME DECOR GROUP INC.
                         ------------------------------
                               (FORMERLY KNOWN AS
                               ------------------
                   BORDEN DECORATIVE PRODUCTS HOLDINGS, INC.)
                   ------------------------------------------
          SCHEDULE OF RATIO OF EARNINGS TO FIXED CHARGES (PRO FORMA)
          ----------------------------------------------------------
                                  (IN MILLIONS)
                                  -------------



                                                           PRO FORMA
                                                 ------------------------------
                                                 TWELVE MONTHS      SIX MONTHS
                                                     ENDED            ENDED
                                                  DECEMBER 27,       JUNE 27,
                                                     1997              1998
                                                 ------------------------------

Income before taxes and cumulative
  effect of accounting changes..............     $       (15.7)   $       (23.6)
Plus: Fixed charges.........................              36.9             18.2
                                                 ------------------------------
Income before taxes and cumulative
  effect of accounting changes plus
  fixed charges.............................     $        18.9    $        (5.4)

Deficiency..................................             (15.7)           (23.6)

FIXED CHARGES:
Cash interest expense.......................              31.1             15.7
Amortization of deffered financing charges..               2.6              1.3
One third of rental expense, representing
  interest portion..........................               3.3              1.2
                                                 ------------------------------
                                                 $        36.9             18.2
                                                 ==============================

Ratio of Earnings to Fixed Charges..........               0.5             (0.3)